UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2007
TEXTRON FINANCIAL CORPORATION
(Exact name of Company as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
0-27559
(Commission File Number)
05-6008768
(IRS Employer Identification No.)
40 Westminster Street, P.O. Box 6687, Providence, Rhode Island 02940-6687
(Address of Principal Executive Offices) (Zip Code)
(401) 621-4200
(Company’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statement and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Indenture dated February 8, 2007 with Deutsche Bank
EX-99.2 Agreement between Textron Inc. and Textron Financial Corp.
EX-99.3 Replacement Capital Covenant dated February 8, 2007

Item 8.01. Other Events.
On February 8, 2007, Textron Financial Corporation (the “Company”) completed a private placement of $300,000,000 aggregate principal amount of the Company’s 6% Fixed-to-Floating Rate Junior Subordinated Notes due 2067 (the “Notes”). The Notes are subordinated to all of the Company’s existing and future senior, subordinated and junior subordinated debt, except for any future debt that by its terms is not superior in right of payment. The Notes are structurally subordinated to all liabilities of the Company’s subsidiaries.
     The Notes are governed by an Indenture, dated as of February 8, 2007, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”). The Notes bear interest on their principal amount (i) from February 8, 2007 to but excluding February 15, 2017, at the annual rate of 6%, payable semi-annually in arrears, and (ii) from and including February 15, 2017 to but excluding February 15, 2067, at an annual rate equal to three-month LIBOR plus 1.735%, payable quarterly in arrears.
     The Company has the right, on one or more occasions, to defer the payment of interest on the Notes for one or more consecutive interest periods during any period of up to 10 years without giving rise to an event of default and without permitting acceleration under the terms of the Notes. Interest on the Notes will continue to accrue during deferral periods, compounded on each interest payment date, subject to applicable law. In the event of the Company’s bankruptcy, holders will have a claim for deferred interest that is limited to no more than 25% of the then-outstanding principal amount of the Notes. If the Company defers interest payments, it has agreed under the Indenture not to pay deferred interest (including compounded amounts) on the Notes from any source other than capital contributions by Textron Inc. (“Textron”) or its successor or the proceeds of sales of the Company’s common stock. The Company has entered into a Contribution Agreement, dated as of February 8, 2007 (the “Contribution Agreement”), with Textron under which the Company may request a Textron capital contribution in the amount of accrued and unpaid deferred interest under certain circumstances. Textron’s obligation to make such capital contribution is limited as set forth in the Contribution Agreement. If the Contribution Agreement is no longer in full force and effect, or under certain other conditions, the Company has agreed to use its commercially reasonable efforts, subject to certain limitations and conditions, to sell its common stock to persons that are not its affiliates in an amount sufficient to pay the accrued and unpaid deferred interest (including compounded amounts) in full.
     The Company is also obligated to redeem the Notes on February 15, 2042 (the “scheduled redemption date”), but only to the extent that the Company has received sufficient net proceeds from the sale of certain qualifying capital securities during a specified period prior to the scheduled redemption date. The Company has agreed to use commercially reasonable efforts, subject to certain limitations and conditions, to sell enough qualifying capital securities to permit repayment of the Notes in full on the scheduled redemption date. If any Notes are not paid on the scheduled redemption date, they will remain outstanding and the Company has agreed to continue to use commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the Notes in full. On February 15, 2067, the Company must pay any remaining principal and interest on the Notes in full, whether or not the Company has sold sufficient qualifying capital securities.
     The Company may redeem the Notes (i) in whole or in part, at any time on or after February 15, 2017 at their principal amount plus accrued and unpaid interest to the date of redemption, or (ii) in whole or in part, prior to February 15, 2017 at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, a make-whole price calculated as described in the Indenture. The make-whole price will be greater if the event giving rise to the redemption of the Notes is not a tax or rating agency event, as described in the Indenture.
     The Notes have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws and are not transferable except as permitted under the Act and applicable state securities laws pursuant to registration or exemption therefrom. The Company offered and sold the Notes to certain initial purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Act. The initial purchasers then sold the Notes to qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A under the Act or to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Act.
     A copy of the Indenture is attached herewith as Exhibit 99.1, and the form of the Notes is included therein. A copy of the Contribution Agreement is attached herewith as Exhibit 99.2. Such exhibits are incorporated by reference herein and this description of the material terms of these documents is qualified in its entirety by reference to such exhibits.
Replacement Capital Covenant
     The Company has agreed in a Replacement Capital Covenant, dated as of February 8, 2007 (the “Replacement Capital Covenant”), for the benefit of the holders of a specified class of covered debt, that it will not repay the Notes on or before February 15, 2047 unless, subject to certain limitations, during a specified period prior to the date of such repayment, the Company has received a capital contribution from Textron and/or net proceeds from the sale to persons that are not the Company’s subsidiaries of certain replacement capital securities in the amounts specified in the replacement capital covenant. The Replacement Capital Covenant runs only to the benefit of the covered debtholders and may not be enforced by holders of the Notes. The initial class of covered debtholders are the holders of the Company’s 5.125% Medium Term Notes, Series E, due August 15, 2014, in the principal amount of $100.0 million. The Replacement Capital Covenant includes provisions requiring the Company to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount, subject to additional procedures.
     A copy of the Replacement Capital Covenant is attached herewith as Exhibit 99.3 and is incorporated by reference herein. This description of the material terms of the Replacement Capital Covenant is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.
The following are filed as exhibits to this report:

Number	Description

99.1	Indenture, dated as of February 8, 2007, between Textron Financial Corporation and Deutsche Bank Trust Company Americas, as Trustee.

99.2	Contribution Agreement, dated February 8, 2007, between Textron Financial Corporation and Textron Inc.

99.3	Replacement Capital Covenant, dated February 8, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON FINANCIAL CORPORATION
	By:	/s/ Brian F. Lynn
Date: February 8, 2007		Brian F. Lynn
Senior Vice President and Treasurer

EXHIBIT INDEX

Number	Description

99.1	Indenture, dated as of February 8, 2007, between Textron Financial Corporation and Deutsche Bank Trust Company Americas, as Trustee.

99.2	Contribution Agreement, dated February 8, 2007, between Textron Financial Corporation and Textron Inc.

99.3	Replacement Capital Covenant, dated February 8, 2007.